EXHIBIT 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items which includes certain eliminations. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Condensed Consolidated Financial Statements, are our financial services operations and adjustments required to eliminate certain intercompany transactions between Manufacturing Operations and Financial Services Operations and to adjust for reclasses. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended July 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,433	$—	$—	$2,433
Finance revenues	—	92	(19)	73

Sales and revenues, net	2,433	92	(19)	2,506

Costs of products sold	2,119	—	—	2,119
Selling, general and administrative expenses	275	34	—	309
Engineering and product development costs	101	—	—	101
Interest expense	23	33	—	56
Other (income) expense, net	(42)	5	(19)	(56)

Total costs and expenses	2,476	72	(19)	2,529
Equity in income of non-consolidated affiliates	25	—	—	25

Income before income taxes, minority interest, extraordinary gain and equity income from financial services operations	(18)	20	—	2
Equity income from financial services operations	20	—	(20)	—

Income before income taxes, minority interest, and extraordinary gain	2	20	(20)	2
Income tax expense	30	—	—	30

Income before minority interest and extraordinary gain	(28)	20	(20)	(28)
Minority interest in net income of subsidiaries, net of tax	(7)	—	—	(7)

Income (loss) before extraordinary gain	(35)	20	(20)	(35)
Extraordinary gain, net of tax	23	—	—	23

Net income (loss)	$(12)	$20	$(20)	$(12)

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$8,069	$—	$—	$8,069
Finance revenues	—	273	(58)	215

Sales and revenues, net	8,069	273	(58)	8,284

Costs of products sold	6,737	—	—	6,737
Restructuring charges	55	—	—	55
Selling, general and administrative expenses	886	99	—	985
Engineering and product development costs	339	—	—	339
Interest expense	77	135	(6)	206
Other (income) expense, net	(182)	2	(52)	(232)

Total costs and expenses	7,912	236	(58)	8,090
Equity in income of non-consolidated affiliates	56	—	—	56

Income before income taxes, minority interest, extraordinary gain and equity income from financial services operations	213	37	—	250
Equity income from financial services operations	37	—	(37)	—

Income before income taxes, minority interest, and extraordinary gain	250	37	(37)	250
Income tax expense	32	—	—	32

Income before minority interest and extraordinary gain	218	37	(37)	218
Minority interest in net income of subsidiaries, net of tax	(7)	—	—	(7)

Income before extraordinary gain	211	37	(37)	211
Extraordinary gain, net of tax	23	—	—	23

Net income	$234	$37	$(37)	$234

	Three Months Ended July 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,876	$—	$—	$3,876
Finance revenues	—	95	(20)	75

Sales and revenues, net	3,876	95	(20)	3,951

Costs of products sold	3,052	—	—	3,052
Selling, general and administrative expenses	347	39	—	386
Engineering and product development costs	108	—	—	108
Interest expense	32	57	(1)	88
Other (income) expense, net	13	—	(19)	(6)

Total costs and expenses	3,552	96	(20)	3,628
Equity in income of non-consolidated affiliates	18	—	—	18

Income before income taxes and equity income from financial services operations	342	(1)	—	341
Equity income from financial services operations	(1)	—	1	—

Income before income taxes	341	(1)	1	341
Income tax expense	10	—	—	10

Net income (loss)	$331	$(1)	$1	$331

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine months Ended July 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$10,589	$—	$—	$10,589
Finance revenues	—	328	(63)	265

Sales and revenues, net	10,589	328	(63)	10,854

Costs of products sold	8,715	—	—	8,715
Selling, general and administrative expenses	965	106	—	1,071
Engineering and product development costs	289	—	—	289
Interest expense	115	243	(1)	357
Other (income) expense, net	65	(14)	(62)	(11)

Total costs and expenses	10,149	335	(63)	10,421
Equity in income of non-consolidated affiliates	63	—	—	63

Income (loss) before income taxes and equity income from financial services operations	503	(7)	—	496
Equity income from financial services operations	(7)	—	7	—

Income (loss) before income taxes	496	(7)	7	496
Income tax expense	19	—	—	19

Net income (loss)	$477	$(7)	$7	$477

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of July 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$751	$70	$—	$821
Restricted cash and cash equivalents	6	501	—	507
Accounts receivables	723	3,238	(153)	3,808
Inventories	1,697	34	—	1,731
Investments in and advances to financial services operations	433	—	(433)	—
Investments in and advances to non-consolidated affiliates	46	—	—	46
Property and equipment, net	1,398	129	—	1,527
Goodwill and intangible assets, net	566	—	—	566
Other assets	203	59	—	262
Deferred taxes, net	65	51	—	116

Total assets	$5,888	$4,082	$(586)	$9,384

Accounts payable	$1,623	$97	$(153)	$1,567
Postretirement benefits liabilities	2,081	19	—	2,100
Debt	1,805	3,402	—	5,207
Other liabilities	1,660	131	—	1,791
Minority interest	58	—	—	58
Redeemable equity securities	13	—	—	13
Stockholders’ deficit	(1,352)	433	(433)	(1,352)

Total liabilities, redeemable equity securities, and stockholders’ equity(deficit)	$5,888	$4,082	$(586)	$9,384

	As of October 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$775	$86	$—	$861
Marketable securities	2	—	—	2
Restricted cash and cash equivalents	8	549	—	557
Accounts receivables	1,051	3,968	(226)	4,793
Inventories	1,584	44	—	1,628
Investments in and advances to financial services operations	387	—	(387)	—
Investments in and advances to non-consolidated affiliates	156	—	—	156
Property and equipment, net	1,390	111	—	1,501
Goodwill and intangible assets, net	529	—	—	529
Other assets	175	72	—	247
Deferred taxes, net	67	49	—	116

Total assets	$6,124	$4,879	$(613)	$10,390

Accounts payable	$2,162	$91	$(226)	$2,027
Postretirement benefits liabilities	1,726	18	—	1,744
Debt	1,834	4,240	—	6,074
Other liabilities	1,748	143	—	1,891
Minority interest	6	—	—	6
Redeemable equity securities	143	—	—	143
Stockholders’ deficit	(1,495)	387	(387)	(1,495)

Total liabilities, redeemable equity securities, and stockholders’ equity(deficit)	$6,124	$4,879	$(613)	$10,390

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine months ended July 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$234	$23	$(23)	$234
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	215	10	—	225
Depreciation of equipment leased to others	26	16	—	42
Deferred income taxes	4	2	—	6
Impairment of goodwill and intangibles	10	—	—	10
Extraordinary gain on acquisition of subsidiary	(23)	—	—	(23)
Gain on increased equity interest in subsidiary	(23)	—	—	(23)
Equity in income of non-consolidated affiliates	(56)	—	—	(56)
Equity in income of financial services affiliates	(37)	—	37	—
Dividends from non-consolidated affiliates	59	—	—	59
Other, net	(280)	719	(14)	425

Net cash provided by operating activities	129	770	—	899

Cash flows from investing activities
Purchases of marketable securities	(354)	—	—	(354)
Sales or maturities of marketable securities	356	—	—	356
Net change in restricted cash and cash equivalents	1	48	—	49
Capital expenditures	(118)	(2)	—	(120)
Purchase of equipment leased to others	(1)	(27)	—	(28)
Business acquisitions, net of escrow receipt	(42)	—	—	(42)
Other investing activities	(32)	4	20	(8)

Net cash provided by (used in) investing activities	(190)	23	20	(147)

Net cash used in financing activities	(51)	(807)	(20)	(878)

Effect of exchange rate changes on cash and cash equivalents	8	(2)	—	6

Decrease in cash and cash equivalents	(104)	(16)	—	(120)
Increase in cash and cash equivalents upon consolidation of BDP and BDT	80	—	—	80

Cash and cash equivalents at beginning of the period	775	86	—	861

Cash and cash equivalents at end of the period	$751	$70	$—	$821

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine months Ended July 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income (loss)	$477	$(17)	$17	$477
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	243	13	—	256
Depreciation of equipment leased to others	29	15	—	44
Deferred income taxes	(10)	2	—	(8)
Equity in income of non-consolidated affiliates	(63)	—	—	(63)
Equity in loss of financial services affiliates	7	—	(7)	—
Dividends from financial services operations	25	—	(25)	—
Dividends from non-consolidated affiliates	54	—	—	54
Other, net	(669)	597	(10)	(82)

Net cash provided by (used in) operating activities	93	610	(25)	678

Cash flows from investing activities
Purchases of marketable securities	(43)	—	—	(43)
Sales or maturities of marketable securities	31	—	—	31
Net change in restricted cash and cash equivalents	8	(276)	—	(268)
Capital expenditures	(139)	(6)	—	(145)
Purchase of equipment leased to others	—	(29)	—	(29)
Other investing activities	(17)	45	—	28

Net cash used in investing activities	(160)	(266)	—	(426)

Net cash (used in) provided by financing activities	(94)	(274)	25	(343)

Effect of exchange rate changes on cash and cash equivalents	3	(11)	—	(8)

Increase (decrease) in cash and cash equivalents	(158)	59	—	(99)

Cash and cash equivalents at beginning of the period	716	61	—	777

Cash and cash equivalents at end of the period	$558	$120	$—	$678